Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of certain of the Registrant's subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Each of the listed subsidiaries is wholly owned by the Registrant directly, or indirectly, and all listed subsidiaries are included in the Registrant's consolidated financial statements. The names of the Registrant's remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Domestic Subsidiaries

Almay, Inc., a Delaware corporation
Charles of the Ritz Group Ltd., a Delaware corporation
Charles Revson Inc., a New York corporation
Cosmetics & More Inc., a Delaware corporation
North America Revsale Inc., a New York corporation
PPI Two Corporation, a Delaware corporation
Revlon Consumer Corp., a Delaware corporation
Revlon Development Corp., a Delaware corporation
Revlon Government Sales, Inc., a Delaware corporation
Revlon International Corporation, a Delaware corporation
Revlon Products Corp., a Delaware corporation
Revlon Real Estate Corporation, a Delaware corporation
RIROS Corporation, a New York corporation
RIROS Group Inc., a Delaware corporation

Foreign Subsidiaries

ACN 000 189 186 Pty Limited (Australia)
CEIL – Comercio e Distribuidora Ltda. (Brazil)
Cendico B.V. (Netherlands)
Deutsche Revlon GmbH (Germany)
European Beauty Products S.L. (Spain)
Européenne de Produits de Beauté, S.A.S. (France)
New Revlon Argentina S.A. (Argentina)
Productos Cosmeticos de Revlon, S.A. (Guatemala)
Promethean Insurance Limited (Bermuda)
REMEA Luxembourg S.A.R.L. (Luxembourg)
REMEA 1 B.V. (Netherlands)
REMEA 2 B.V. (Netherlands)
Revlon AB (Sweden)
Revlon Australia Pty Limited (Australia)
Revlon Beauty Products, S.L. (Spain)
Revlon B.V. (Netherlands)
Revlon Canada Inc. (Canada)
Revlon (Cayman) Limited (Cayman Islands)
Revlon Chile S.A. (Chile)
Revlon China Holdings Limited (Cayman Islands)
Revlon Europe, Middle East and Africa Ltd. (Bermuda)
Revlon Group Limited (United Kingdom)
Revlon (Hong Kong) Limited (Hong Kong)
Revlon (Israel) Limited (Israel)
Revlon Kabushiki Kaisha (Japan)
Revlon Ltda. (Brazil)

Revlon Manufacturing Ltd. (Bermuda)
Revlon Mauritius Ltd. (Mauritius)
Revlon New Zealand Limited (New Zealand)
Revlon Offshore Limited (Bermuda)
Revlon Overseas Corporation, C.A. (Venezuela)
Revlon Pension Trustee Company (U.K.) Limited (United Kingdom)
Revlon (Puerto Rico) Inc. (Puerto Rico)
Revlon Real Estate Kabushiki Kaisha (Japan)
Revlon, S.A. de C.V. (Mexico)
Revlon (Shanghai) Limited (China)
Revlon South Africa (Proprietary) Limited (South Africa)
Revlon S.p.A. (Italy)
Revlon (Suisse) S.A. (Switzerland)
Revlon Taiwan Limited (Taiwan)
RGI Beauty Products (Pty.) Limited (South Africa)
RGI Limited (Cayman Islands)
S.E.F.A.O., S.A. (Spain)
Shanghai Revstar Cosmetic Marketing Services Limited (China)
YAE Artistic Packings Industry Ltd. (Israel)
YAE Press 2000 (1987) Ltd. (Israel)